Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Robert S. Howden
Secretary of State

Office of the Secretary of State

August 11, 2026

Loan Star Information Services
P.O. Box 2072
Austin, TX 78768 USA

RE: ENHANCED GROUP INC.
File Number: 806583633

It has been our pleasure to file the Certificate of Correction for the referenced entity. Enclosed is the certificate evidencing filing. Payment of the filing fee is acknowledged by this letter.

If we may be of further service at any time, please let us know.

Sincerely,

Corporations Section
Business & Public Filings Division
(512) 463-5555

Enclosure

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Robert S. Howden
Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING
OF

ENHANCED GROUP INC.
806583633

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Correction relating to an instrument that has been filed by the Secretary for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing.

Dated: 08/11/2026

Effective: 08/11/2026

Robert S. Howden
Secretary of State

Form 403 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Instructions **Filing Fee: $15**	THE STATE OF TEXAS **Certificate of Correction**	This space reserved for office use. **FILED** **In the Office of the Secretary of State of Texas** AUG 11 2026 **Corporations Section**

Entity Information

1. The name of the filing entity is:

Enhanced Group Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the certificate of correction corrects the name of the entity, state the present name and not the name as it will be corrected.

The file number issued to the filing entity by the secretary of state is: 806583633

Filing Instrument to be Corrected

2. The filing instrument to be corrected is : Certificate of Conversion

The date the filing instrument was filed with the secretary of state: May 5, 2026
mm/dd/yyyy

Identification of Errors and Corrections

(Indicate the errors that have been made by checking the appropriate box or boxes; then provide the corrected text.)

☐ The entity name is inaccurate or erroneously stated. The corrected entity name is:

☐ The registered agent name is inaccurate or erroneously stated. The corrected registered agent name is:

Corrected Registered Agent
(Complete either A or B, but not both.)

A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

B. The registered agent is an individual resident of the state whose name is:

First	*Middle*	*Last Name*	*Suffix*

The person executing this certificate of correction affirms that the registered agent, whose name is being corrected by this certificate, consented to serve as registered agent at the time the filing instrument being corrected took effect.

☐ The registered office address is inaccurate or erroneously stated. The corrected registered office address is:

Corrected Registered Office Address

Street Address (No P.O. Box)	*City*	TX *State*	*Zip Code*

☐ The purpose of the entity is inaccurate or erroneously stated. The purpose is corrected to read as follows:

☐ The period of duration of the entity is inaccurate or erroneously stated.

The period of duration is corrected to read as follows:

Identification of Other Errors and Corrections

(Indicate the other errors and corrections that have been made by checking and completing the appropriate box or boxes.)

☑ **Other errors and corrections.** The following inaccuracies and errors in the filing instrument are corrected as follows:

☐ **Add** Each of the following provisions was omitted and should be added to the filing instrument. The identification or reference of each added provision and the full text of the provision is set forth below.

☑ **Alter** The following identified provisions of the filing instrument contain inaccuracies or errors to be corrected. The full text of each corrected provision is set forth below:

The first sentence of Article IV is corrected as follows: The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 740,000,000 shares, consisting of (i) 310,000,000 shares of Class A common stock, par value $0.0001 per share (the "Class A Common Stock"), (ii) 330,000,000 shares of Class B common stock, par value $0.0001 per share (the "Class B Common Stock" and together with Class A Common Stock, "Common Stock"), and (iii) 100,000,000 shares of preferred stock, par value $0.0001 per share ("Preferred Stock").

☐ **Delete** Each of the provisions identified below was included in error and should be deleted.

☐ **Defective Execution** The filing instrument was defectively or erroneously signed, sealed, acknowledged or verified. Attached is a correctly signed, sealed, acknowledged or verified instrument.

Statement Regarding Correction

The filing instrument identified in this certificate was an inaccurate record of the event or transaction evidenced in the instrument, contained an inaccurate or erroneous statement, or was defectively or erroneously signed, sealed, acknowledged or verified. This certificate of correction is submitted for the purpose of correcting the filing instrument.

Correction to Merger, Conversion or Exchange

The filing instrument identified in this certificate of correction is a merger, conversion or other instrument involving multiple entities. The name and file number of each entity that was a party to the transaction is set forth below. (If the space provided is not sufficient, include information as an attachment to this form.)

____
Entity name *SOS file number*

____
Entity name *SOS file number*

Effectiveness of Filing

After the secretary of state files the certificate of correction, the filing instrument is considered to have been corrected on the date the filing instrument was originally filed except as to persons adversely affected. As to persons adversely affected by the correction, the filing instrument is considered to have been corrected on the date the certificate of correction is filed by the secretary of state.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: August 10, 2026

By: _______________________________

/s/ Sid Banthiya

Signature of authorized person

Siddhartha Banthiya, Chief Financial Officer

Printed or typed name of authorized person (see instructions)